SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 21, 2002


                                EQUITY ONE, INC.
             (Exact name of registrant as specified in its charter)

                                    MARYLAND
                 (State or other jurisdiction of incorporation)


             001-13499                            52-1794271
     (Commission File Number)        (I.R.S. Employer Identification No.)


          1696 NE MIAMI GARDENS DRIVE
           NORTH MIAMI BEACH, FLORIDA                             33179
     (Address of principal executive offices)                  (Zip Code)


                                 (305) 947-1664
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)




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         ITEM 5.  OTHER EVENTS.

         On March 21, 2002, Equity One, Inc., a Maryland corporation, entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issue and sale by Equity One of 3,450,000 shares of its common stock in an underwritten public offering. The offering includes 450,000 shares of common stock issuable as a result of the exercise by the underwriters of their option to purchase additional shares from Equity One to cover over-allotments. The underwriters exercised their option prior to the closing of the offering. The shares of common stock were registered under the Securities Act of 1933, as amended, pursuant to Equity One's shelf registration statement on Form S-3 (Registration No. 333-81816) and were offered to the public at $13.25 per share.

        ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits.

                  1.1 *    Underwriting Agreement dated as of March 21, 2002
         between Equity One and the underwriters named therein.

                  5.1      Opinion of Ballard Spahr, Andrews & Ingersol LLP.

                  23.1 Consent of Ballard Spahr, Andrews & Ingersol LLP (included in Exhibit 5.1 hereto).


         --------------------------------

         * Equity One hereby agrees to furnish to the Securities and Exchange Commission, supplementally, any schedules or exhibits to such agreement which are not filed herewith, upon the request of the Securities and Exchange Commission.





















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Equity One has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             EQUITY ONE, INC.

Date:  March 27, 2002                       By:  /s/ HOWARD M. SIPZNER
                                                 -------------------------------
                                                 Howard M. Sipzner
                                                 Chief Financial Officer





























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                                INDEX TO EXHIBITS



      EXHIBIT NUMBER      DESCRIPTION OF EXHIBIT
      --------------      ----------------------

           1.1 Underwriting Agreement dated as of March 21, 2002 between Equity One, Inc. and the underwriters named therein

           5.1            Opinion of Ballard Spahr, Andrews & Ingersol LLP






































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